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                                                                    EXHIBIT 10.6

              AMENDMENT TO THE EMPLOYMENT AGREEMENT OF CHRIS SHARNG

     This Amendment (the "Amendment") made and entered into as of the 25th day of August, 2002 is to the Employment Agreement (the "Agreement") entered into on January 1, 2002 by Chris Sharng (the "Executive"), Ultrak Operating, L.P., a Texas limited partnership ("Ultrak") and Ultrak, inc., a Delaware Corporation and the ultimate parent of Ultrak (the "Parent") (Ultrak and the Parent are collectively referred to as the "Employer").

     This Amendment amends and replaces in their entirety (a) the opening paragraph of the Agreement (the "Opening Paragraph") and, (b) paragraph 8 of the Agreement ("Paragraph 8"). When this Amendment is executed the Opening Paragraph and Paragraph 8 of the Agreement will respectively be amended to read as follows:

     The Opening Paragraph

     "THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into as of the 1st day of January, 2002, is among Ultrak Operating, L.P., a Texas limited partnership ("Ultrak"), Ultrak, Inc. a Delaware corporation and the ultimate parent of Ultrak (the "Parent") (Ultrak and the Parent are collectively referred to as the "Employer"), and Chris T. Sharng (the "Executive")."

     Paragraph 8:

     "8. Compensation Upon Termination.

          A. If the Executive's services are terminated pursuant to any of the provisions of Paragraphs 7A, 7B, or 7E, then the Executive shall be entitled to the Base Salary through the later of (1) the Executive's final date of active employment or (2) the date this Agreement otherwise terminates. The Executive shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

If the Executive's services are terminated pursuant to Paragraph 7A, 7B and/or 7E, then the Executive, upon agreement to and execution of a release of claims agreeable to the Employer Ultrak, shall be entitled to the continuation of the Base Salary plus benefits, exclusive of vacation accrual, at the rate as set forth in Paragraph 5A for an eighteen (18) month period (the "SEVERANCE PERIOD"), payable on a time schedule that is in accordance with the Employer's payroll policy for executives in effect at the time. During the SEVERANCE PERIOD, if the Executive becomes an employee with, or provides consulting services for pay, to any company or entity other than the Employer or an affiliate of the Employer, then the Employer shall only be responsible for payment to the Executive of the amount by which the Executive's Base Salary exceeds the Executive's base salary from his new employer during the remainder of the Severance Period.

Additionally, the Executive shall be entitled to the continuation of his Base Salary plus Other Benefits as set forth in this Paragraph for a period of 18 months if the Executive, pursuant to

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Paragraph 7F, terminates his employment following a Change in Control (as defined in this Agreement) in conjunction with either (a) a material change in the Executive's job duties that is inconsistent with the scope of responsibilities described in the attached Job Description for Executive, or (b) a reduction in the Executive's total compensation package, during the Initial Term. For the purposes of this Agreement a "CHANGE OF CONTROL" shall mean:

          1) an ownership change in which any individual or entity in one or more transactions or series of transactions, directly or indirectly, acquires beneficial ownership of at least 50.1% of the voting stock of the Parent; or

          2) the direct or indirect sale or exchange by the stockholders of the Parent of all or substantially all of the stock of the Parent; or

          3) a merger (other than a re-incorporation merger) or consolidation in which the Parent is a party (and the stockholders of the Parent do not own at least 50.1% of the entity surviving the merger); or

          4) the sale, exchange, or transfer of all or substantially all of the assets of Ultrak or the Parent."

          B. If the Executive's services are terminated pursuant to Paragraph 7B or 7F, then all stock options granted to the Executive under any of the Employer's Stock option plans will become immediately vested."


          IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

EMPLOYERS:                                   EXECUTIVE:


ULTRAK OPERATING, L.P.
By: Ultrak, GP, Inc.
    Sole General Partner



By: /s/ NIKLAUS F. ZENGER                    By: /s/ CHRIS T. SHARNG
    ---------------------------                  ---------------------------
                                                     Chris T. Sharn



ULTRAK, INC.



By: /s/ NIKLAUS F. ZENGER
    ---------------------------
    Niklaus F. Zenger
    Chief Executive Officer